                                                                    EXHIBIT 3.29

                               AMENDED REGULATIONS
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                                       OF
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                                 TRW JEUDY INC.
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                                   ARTICLE I.
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                             SHAREHOLDERS' MEETINGS
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         Section 1. Annual Meeting.

         The annual meeting of shareholders shall be held in September each year.

         Section 2. Special Meetings.

         Special meetings of shareholders may be called by the President or by a
Vice President, or by a majority of the members of the Board of Directors acting with or without a meeting, or by the person or persons who hold of record not less than twenty-five percent of all the shares outstanding and entitled to be voted on any proposal to be submitted at said meeting.

         Upon request in writing by registered mail or delivered in person to the President or Secretary by any person or persons entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause to be given, to the shareholders entitled to notice of such meeting, notice of a meeting to be held not less than ten nor more than sixty days after the receipt of such request, as such officer shall fix. If such notice shall not be given within twenty days after the delivery or mailing of such request, the person or persons requesting the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner hereinafter provided.

         Section 3. Place of Meetings.

         Any meeting of the shareholders may be held either at the principal office of the Corporation or at such other place within or without the State of
Ohio as may be designated in the notice of said meeting.

         Section 4. Notice of Meetings.

         Ten days' advance written notice of the time, place and purpose of each annual or special meeting of the shareholders shall be given by an officer of the Corporation (or in case of their refusal, by the person or persons entitled to call the meeting under the provisions of these Regulations). Such notice shall be served upon or mailed to each shareholder entitled to notice of or to vote at such meeting. If such notice is mailed, it shall be directed, postage prepaid, to the shareholders at their respective addresses as they appear upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. If any meeting is adjourned to

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another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

         Section 5. Shareholders Entitled to Notice and to Vote.

         If a record date shall not be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be the close of business on the fifteenth day prior to the date of the meeting and only shareholders of record at such record date shall be entitled to notice of and to vote at such meeting.
Such record date shall continue to be the record date for all adjournments of such meeting, unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all shareholders entitled to notice in accordance with the new record date so fixed.

         Section 6. Quorum.

         To constitute a quorum at any meeting of the shareholders, there shall be present, in person or by proxy, shareholders of record entitled to exercise not less than fifty percent of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called.

         The shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

         Section 7. Voting.

         In all cases, except where otherwise by statute or the Articles or the
Regulations provided, a majority of the votes cast shall control.

         Cumulative voting in the election of Directors shall be permitted as provided by statute.

         Section 8. Action without a Meeting.

         Any action which may be taken at a meeting of shareholders may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose.

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                                   ARTICLE II.
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                               BOARD OF DIRECTORS
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         Section 1. Election, Number and Term of Office.

         The Board of Directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose, and such Board shall hold office until the date fixed by these
Regulations for the next succeeding annual meeting of shareholders and until the next succeeding Board shall have been elected, subject, however, to provisions of statute as to the creation of vacancies and removal.

         The number of Directors, which shall not be less than three, may be fixed or changed by the shareholders entitled to exercise a majority of the voting power of the shares represented at a meeting called to elect Directors and entitled to vote at such election. In case the shareholders at any meeting for the election of Directors shall fail to fix the number of Directors to be elected, the number elected shall be deemed to be the number of Directors so fixed.

         Section 2. Meetings.

         Regular meetings of the Board of Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Board of Directors, and such meetings may be held without further notice.

         Special meetings of the Board of Directors may be called by the
Chairman of the Board or by the President or by a Vice President or by the
Secretary of the Corporation, or by any two. Notice of the time and place of such meeting shall be served upon or telephoned to each Director at least twenty-four hours, or mailed or telegraphed to each Director at his address as shown by the books of the Corporation at least forty-eight hours prior to the time of the meeting. Such notice may be waived by any Director in writing signed before or after such meeting, and shall be deemed waived by any Director who attends such meeting.

         Meetings of the Board of Directors may be held through any communications equipment if all persons participating can hear each other.

         Section 3. Quorum.

         A majority of the number of Directors then in office (but in no event more than five) shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend.

         Section 4. Committees.

         The Board of Directors may from time to time appoint certain of its members to act as a committee or committees in the intervals between meetings of the Board and may

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delegate to such committee or committees powers to be exercised under the control and direction of the Board.

         In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee of not less than three members. Except to the extent that its powers are limited by the Board, the Executive Committee during the intervals between meetings of the Board shall possess and may exercise under the control and direction of the Board all of the powers of the Board of Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.

         Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this
Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members.

                                  ARTICLE III.
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                                    OFFICERS
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         Section 1. Officers.

         The Corporation may have a Chairman of the Board of Directors and shall have a President (both of whom shall be members of the Board of Directors), a
Secretary and a Treasurer, all of whom shall be elected by the Board of
Directors. The Corporation may also have one or more Vice Presidents, Assistant
Secretaries, Assistant Treasurers and such other officers as the Board may deem necessary, all of whom shall be elected by the Board of Directors or chosen by an officer or officers designated by it.

         Section 2. Authority and Duties of Officers.

         The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office.

                                  ARTICLE IV.
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                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
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         1. Each Director and each officer of the Corporation shall be indemnified by the Corporation against all costs and expenses reasonably incurred by him for advice or assistance concerning, or in connection with the defense of, any claim asserted or suit or proceeding brought against him by reason of his being or having been a Director or officer of the Corporation, whether or not he continues to be a Director or officer at the time of incurring such

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costs or expenses, except costs and expenses incurred in relation to matters as to which such Director or officer shall have been derelict in the performance of his duty as such Director or officer.

         2. For the purpose of this Article, a Director or officer shall conclusively be deemed not to have been derelict in the performance of his duty as such Director or officer:

                  (a) In a matter which shall have been the subject of a suit or proceeding in which he was a party and which was disposed of by adjudication on the merits, unless he shall have been finally adjudged in such suit or proceeding to have been derelict in the performance of his duty as such Director or officer, or

                  (b) In a matter not falling within (a) next preceding if
         either all disinterested members of the Board of Directors or a committee of disinterested shareholders of the Corporation (excluding therefrom any Director or officer), selected as hereinafter provided, shall determine that he is not derelict.

The selection of the committee of shareholders provided above may be made by unanimous action of the disinterested Directors or, if there be no disinterested
Director or Directors, by the chief executive officer of the Corporation, provided that not less than three shareholders shall be selected in any case. A
Director or shareholder shall be deemed disinterested in a matter if he has no interest therein other than as a Director or shareholder of the Corporation, as the case may be. The foregoing shall not constitute exclusive tests as to dereliction and no determination as to dereliction shall be questioned on the ground that it is made otherwise than as provided above. The Corporation may pay the fees and expenses of the shareholders or Directors, as the case may be, incurred in connection with making a determination above provided.

         3. The foregoing right of indemnification shall be in addition to any rights to which any Director or officer may otherwise be entitled as a matter of law.